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                                                                       EXHIBIT 5
June 30, 1995



Lyondell Petrochemical Company
1221 McKinney Street, Suite 1600
Houston, Texas 77002

Gentlemen:

I have acted as General Counsel for Lyondell Petrochemical Company (the "Company") in connection with the registration of an aggregate of 1,000,000 shares (the "Shares") of Common Stock, par value $1.00 per share, of the Company ("Common Stock") in relation to the Company's Restricted Stock Plan (the "Plan") and as described in the Company's Registration Statement on Form S-8, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("Registration Statement"), to which this opinion is an exhibit.

In such capacity, I have familiarized myself with the Articles of Incorporation of the Company, as amended and the Amended and Restated Bylaws of the Company and have examined certain resolutions of the Board of Directors of the Company and all statutes and other records, instruments and documents pertaining to the Company that I have deemed necessary to examine for the purposes of this opinion. I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents examined as originals, the conformity to original documents of all documents examined as certified or photostatic copies and the authenticity of the originals of such copies. As to facts material to the opinion expressed herein that were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company.

In rendering the opinion set forth below, I have assumed that the Shares offered under the Restricted Stock Plan will consist only of shares of Common Stock that are issued and outstanding on the date hereof.

Based upon my examination as aforesaid, I am of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.
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Lyondell Petrochemical Company
June 30, 1995
Page 2

The foregoing opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

The foregoing opinion is limited in all respects to matters governed by the General Corporation Law of the State of Delaware.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,


JEFFREY R. PENDERGRAFT

Jeffrey R. Pendergraft
General Counsel